                                                               EXHIBIT (a)(1)(H)

                  DISCLOSURE STATEMENT FOR CANADIAN RESIDENTS
                              DATED JULY 23, 2002

                           OFFER TO PURCHASE FOR CASH
                   ALL OUTSTANDING SHARES OF COMMON STOCK OF

                            KIEWIT MATERIALS COMPANY

                                       BY

                       JEM LEAR ACQUISITION COMPANY, INC.

                         (A WHOLLY OWNED SUBSIDIARY OF
                         RINKER MATERIALS CORPORATION)

--------------------------------------------------------------------------------
               PRICE: U.S.$17.00 PER SHARE NET IN CASH TO SELLER
--------------------------------------------------------------------------------

     This bid is made in Canada for securities of a U.S. issuer in accordance with U.S. federal securities laws. Securityholders should be aware that the U.S. requirements applicable to the bid may differ from those of the Provinces of Ontario, Alberta, British Columbia, Quebec, Saskatchewan and Newfoundland where the bid is made.

     All of the directors and officers of the offerors named in this bid circular reside outside of Canada. Substantially all of the assets of these persons and of the offeror may be located outside of Canada. The offeror has appointed 152928 Canada Inc. at Suite 5300, Commerce Court West, 199 Bay Street, Toronto, Ontario M5L 1B9 as its agent for service of process in Canada, but it may not be possible for securityholders to effect service of process within Canada upon the directors, officers and experts referred to above. It may also not be possible to enforce against the offerors and each of their directors and officers judgments obtained in Canadian courts predicated upon the civil liability provisions of applicable securities laws in Canada.

     Securityholders resident in Canada should consult their own legal and tax advisers with respect to the tax consequences of selling the securities to the offerors under relevant Canadian federal and provincial legislation and regulations.

     Securities legislation in certain of the provinces of Canada provides securityholders of the offeree issuer with, in addition to any other rights they may have at law, remedies for rescission or, in some jurisdictions, damages, if a circular or notice that is required to be delivered to such securityholders contains a misrepresentation or is not delivered to the securityholder, provided that such remedies for rescission or damages are exercised by the securityholder within the time limit prescribed by the securities legislation of the securityholder's province. The securityholder should refer to the applicable provisions of the securities legislation of the securityholder's province for particulars of these rights or consult with a legal adviser. Rights and remedies also may be available to securityholders under U.S. law; securityholders may wish to consult with a U.S. legal adviser for particulars of these rights.

                                  CERTIFICATE

Dated: July 23, 2002

     The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

                       JEM LEAR ACQUISITION COMPANY, INC.

/s/ DAVID V. CLARKE                                    /s/ THOMAS G. BURMEISTER
-----------------------------------------------------  -----------------------------------------------------
David V. Clarke                                        Thomas G. Burmeister
President                                              Vice President, Treasurer

                     ON BEHALF OF THE BOARD OF DIRECTORS OF
                       JEM LEAR ACQUISITION COMPANY, INC.

/s/ DAVID V. CLARKE                                    /s/ THOMAS G. BURMEISTER
-----------------------------------------------------  -----------------------------------------------------
David V. Clarke                                        Thomas G. Burmeister
Director                                               Director

                          RINKER MATERIALS CORPORATION

/s/ DAVID V. CLARKE                                    /s/ THOMAS G. BURMEISTER
-----------------------------------------------------  -----------------------------------------------------
David V. Clarke                                        Thomas G. Burmeister
President, Chief Executive Officer                     Chief Financial Officer

                     ON BEHALF OF THE BOARD OF DIRECTORS OF
                          RINKER MATERIALS CORPORATION

/s/ MARSHALL M. CRISER                                 /s/ WALTER L. REVELL
-----------------------------------------------------  -----------------------------------------------------
Marshall M. Criser                                     Walter L. Revell
Director                                               Director